Exhibit 3.164

CERTIFICATE
REGARDING RESTATED
ARTICLES OF INCORPORATION
OF
[NAME], INC.

To the Secretary of State
State of Mississippi

Pursuant to the provisions of Section 79-4-10-07 of the Mississippi Business Corporation Act, the corporation hereinafter named (the “Corporation”) does hereby amend and restate its Articles of Incorporation as heretofore amended.

1.         The name of the Corporation is [NAME], Inc.

2.         The text of the Restated Articles of Incorporation of the Corporation, as further amended hereby, is annexed hereto and made a part hereof.

CERTIFICATE

It is hereby certified that:

1.         The annexed Restated Articles of Incorporation contains amendments to the Articles of Incorporation of the Corporation requiring shareholder approval.

2.         The Articles of Incorporation of the Corporation are hereby amended in their entirety so as henceforth to read as set forth in the Restated Articles of Incorporation annexed hereto and made a part hereof.

3.         The date of adoption of the aforesaid amendments was [DATE].

4.         The aforesaid amendments were duly adopted by the written consent of the sole shareholder in the manner required by the Mississippi Business Corporation Act and the Corporation’s articles of incorporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Restated Articles of Incorporation on this [DATE].

[NAME]
[TITLE]

RESTATED
ARTICLES OF INCORPORATION
OF
[NAME], INC.

1.         The corporation is a profit corporation formed pursuant to the provisions of the Mississippi Business Corporation Act.

2.         The name of the corporation shall be [NAME], Inc.

3.         The aggregate number of shares which the Corporation shall have authority to issue is Seven Thousand Five Hundred (7,500) shares of Common Stock, par value $1.00 per share.

4.         The Corporation is organized for the purpose of transacting any or all lawful business for corporations organized under the Mississippi Business Corporation Act.

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